EXHIBIT 99.2

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2021, The Necessity Retail REIT, Inc., a Maryland corporation ("RTL" or the "Company”) and its subsidiary, Necessity Retail REIT Partnership, a Delaware limited partnership (the “Operating Partnership”), entered into a definitive purchase and sale agreement (the “PSA”) to acquire, in the aggregate, 81 properties (the “CIM Portfolio”), from certain subsidiaries of CIM Real Estate Finance Trust, Inc. (the “Sellers”) for approximately $1.3 billion (the “Purchase Price”). The Purchase Price is subject to adjustment if certain of the existing tenants that have rights of first refusal to purchase an underlying property exercise those rights, if the Operating Partnership exercises limited rights to exclude certain properties not exceeding $200 million in value from those being acquired or if earn out amounts associated with certain leases are satisfied. The unaudited pro forma consolidated financial statements included herein do not contemplate the exclusion of any properties or potential earnout amounts for the two properties that have not yet been acquired. The acquisition of the CIM Portfolio is referred to herein as the “Transaction” or the “Transactions.” The CIM Portfolio consists of 79 power centers and grocery-anchored multi-tenant retail centers, two single-tenant retail properties and a detention pond parcel, located across 27 states and aggregating approximately 9.5 million square feet. The 79 power and grocery-anchored centers are leased primarily to “necessity-based” retail tenants. Upon the closing of the Transactions, of which 56 properties had been acquired in three closings as of March 31, 2022, 23 properties had been acquired in two closings subsequent to March 31, 2022 (collectively, the "Acquired Properties") and two properties that have not yet been acquired (the "Properties To Be Acquired"), the Operating Partnership has acquired, or will acquire all of the right, title and interest in each of the properties acquired in the CIM Portfolio owned by the applicable Sellers, which include certain leasehold interests in land parcels. The Company has determined that the Transactions will be accounted for as asset acquisitions.

As previously announced, the Company expected to fund the Purchase Price through a combination, to be determined at each closing, of cash on the balance sheet, including net proceeds of $254.5 million from the sale of its Sanofi asset, borrowings under the Company’s credit facility, as well as debt currently encumbering certain of the properties that the Operating Partnership will seek to assume, and the issuance of $53.4 million in value of the Company’s Class A common stock, par value $0.01 (the “Class A Common Stock”) to the Sellers. The Company funded the acquisition of the 79 properties that have already been acquired with borrowings under its Credit Facility of $478.0 million, cash on hand of $379.6 million, which included net proceeds from the sale of its Sanofi asset and remaining proceeds from the issuance of its Senior Notes, the issuance of 6,450,107 shares of the Company's Class A common stock with a value of $53.4 million, and the assumption of $190.1 million of fixed-rate mortgage debt. The Company expects to fund the acquisition of the Properties To Be Acquired with the assumption of $165.8 million of fixed-rate mortgage debt, borrowings under its Credit Facility of $35.0 million, the application of its $40.0 million deposit, and any remainder with cash on hand.

The acquisition accounting includes certain valuations which have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma consolidated financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma statement of operations for the year ended December 31, 2021 included herein includes the impacts of the sale of the Company's Sanofi property (closed on January 6, 2022), the proceeds of which were used to fund a portion of the CIM Acquisition. The Company believes it is appropriate to make these adjustments since the completion of these transactions, and the use of the proceeds therefrom, provided the capacity needed under the Company's Credit Facility to fund a portion of the acquisition of the CIM Portfolio.

The unaudited pro forma consolidated balance sheet as of March 31, 2022 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on March 31, 2022. Accordingly, this includes the 23 properties that were acquired subsequent to March 31, 2022 (the "Properties Acquired Subsequent to March 31, 2022") and also includes the remaining two Properties To Be Acquired.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2022 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on January 1, 2021. The historical results of RTL for the three months ended March 31, 2022 include the operating results of the 56 properties acquired in three closings as of March 31, 2022 from their respective acquisition dates through March 31, 2022. Also, the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2022 includes adjustments for the pre-acquisition period historical operating results of the 56 properties acquired during the first quarter of 2022 and the full-quarter historical operating results of the Properties Acquired Subsequent to March 31, 2022 (the "Acquired Property Results Not Included in March 31, 2022 RTL"). The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2022 also includes adjustments for the full-quarter historical operating results of the Properties To Be Acquired.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 is presented as if the acquisition of the CIM Portfolio and other significant capital transactions were completed on January 1, 2021. Accordingly, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 includes adjustments for the full-year historical operating results for all 79 properties that have been acquired (the "Acquired Property Results Not Included in December 31, 2021 RTL") and adjustments for the full-year historical operating results of the Properties To Be Acquired.

The unaudited pro forma consolidated financial statements (including notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2021, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2022 and the consolidated financial statements for the three months ended March 31, 2022, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 5, 2022. The unaudited pro forma consolidated financial statements (including the notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the combined financial statements of the CIM Portfolio for the fiscal year ended December 31, 2021, included in the Company's Form 8-K/A filed with the SEC on April 8, 2022, and for the three months ended March 31, 2022, and the related notes thereto. The combined financial statements of the CIM Portfolio for the three months ended March 31, 2022 are included as part of this Form 8-K/A in Exhibit 99.1. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition of the CIM Portfolio and the other significant capital transactions occurred on March 31, 2022 and January 1, 2021, respectively, nor are they indicative of future operating results of the Company.

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2022

(In thousands)

		CIM Transaction and Financing
		Purchase Price Allocation
	March 31, 2022 RTL	Properties Acquired Subsequent to March 31, 2022		Properties To Be Acquired		Credit Facility Draw	Pro Forma RTL
	(A)	(B)		(B)		(C)
ASSETS
Real estate investments, at cost:
Land	$880,799	$51,519	(D)	$48,180	(D)	$—	$980,498
Buildings, fixtures and improvements	3,307,831	199,980	(D)	161,619	(D)	—	3,669,430
Acquired intangible lease assets	553,854	46,190	(D)	30,161	(D)	—	630,205
Total real estate investments, at cost	4,742,484	297,689		239,960		—	5,280,133
Less accumulated depreciation and amortization	(684,177)	—		—		—	(684,177)
Total real estate investments, net	4,058,307	297,689		239,960		—	4,595,956
Cash and cash equivalents	82,106	(114,046	)(E)	(34,195	)(F)	135,000	68,865
Restricted cash	15,131	—		—		—	15,131
Deposits for real estate investments	40,331	—		(40,000	)(G)	—	331
Deferred costs, net	20,599	—		—		—	20,599
Straight-line rent receivable	63,608	—		—		—	63,608
Operating lease right-of-use assets	18,070	—		—		—	18,070
Prepaid expenses and other assets	33,573	—		—		—	33,573
Total assets	$4,331,725	$183,643		$165,765		$135,000	$4,816,133

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$1,476,577	$170,613	(H)	$165,765	(H)	$—	$1,812,955
Senior notes, net	491,338	—		—		—	491,338
Credit facility	378,000	—		—		135,000	513,000
Below-market lease liabilities, net	118,957	13,030	(D)	—		—	131,987
Accounts payable, accrued expenses and other liabilities	33,143	—		—		—	33,143
Operating lease liability	19,180	—		—		—	19,180
Deferred rent and other liabilities	7,223	—		—		—	7,223
Dividends payable	6,014	—		—		—	6,014
Total liabilities	2,530,432	183,643		165,765		135,000	3,014,840

Mezzanine Equity:
Redeemable securities	53,388	—		—		—	53,388

Series A preferred stock	79	—		—		—	79
Series C preferred stock	46	—		—		—	46
Common stock	1,265	—		—		—	1,265
Additional paid-in capital	2,937,262	—		—		—	2,937,262
Distributions in excess of accumulated earnings	(1,204,337)	—		—		—	(1,204,337)
Total stockholders’ equity	1,734,315	—		—		—	1,734,315
Non-controlling interests	13,590	—		—		—	13,590
Total equity	1,747,905	—		—		—	1,747,905
Total liabilities, mezzanine equity and stockholders’ equity	$4,331,725	$183,643		$165,765		$135,000	$4,816,133

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2022:

(A)	Reflects the historical consolidated balance sheet of the Company as of March 31, 2022 as presented in the Company’s Quarterly Report on Form 10-Q (filed with the SEC on May 5, 2022), which includes amounts for the 56 properties acquired as part of the CIM Portfolio acquisition as of March 31, 2022.

(B)	Reflects the preliminary purchase accounting allocation for the acquisition of the 23 Properties Acquired Subsequent to March 31, 2022 and the two remaining Properties To Be Acquired, as if the transaction was completed on March 31, 2022. For purposes of these pro forma financial statements, for these transactions, the Company has assumed (i) that the transaction will be accounted for as an asset acquisition, (ii) that the purchase price will be paid with a combination of assumed debt from the CIM Portfolio, cash (from cash on hand and additional draw on the Company's credit facility), and the application of the previously funded $40.0 million deposit and (iii) no properties will be excluded and there are no potential earnout amounts contemplated in the Properties To Be Acquired column below that would result in contingent consideration which may be earned by the Sellers (related to qualified leases negotiated by the Sellers on behalf of RTL signed within 180 days of closing of the respective property).

	(In thousands)
Preliminary allocation of assets acquired and liabilities assumed:	Properties Acquired Subsequent to March 31, 2022	Properties To Be Acquired	Total
Real estate investments, at cost:
Land	$51,519	$48,180	$99,699
Buildings, fixtures and improvements	199,980	161,619	361,599
Total tangible assets	251,499	209,799	461,298
Acquired intangible assets:
In-place leases	42,777	30,161	72,938
Above market lease assets	3,413	—	3,413
Total intangible assets	46,190	30,161	76,351
Liabilities assumed:
Mortgage notes payable	170,613	165,765	336,378
Below market lease liabilities	13,030	—	13,030
Net assets and liabilities assumed	$114,046	$74,195	$188,241

Consideration to be transferred to acquire the CIM Portfolio:
Cash	$114,046	$34,195	$148,241
Deposits for real estate investments	—	40,000	40,000
Total consideration transferred	$114,046	$74,195	$188,241

(C)	Assumes a draw on the Company's Credit Facility to partially fund the acquisition of the CIM Portfolio upon closings of the 23 Properties Acquired Subsequent To March 31, 2022 and the two remaining Properties To Be Acquired, as if these closings had occurred on March 31, 2022. The Credit Facility requires the Company to maintain a minimum of cash on hand or availability of at least $60.0 million.

(In thousands)	Properties Acquired Subsequent to March 31, 2022	Properties To Be Acquired	Total
Borrowings on the Credit Facility	$100,000	$35,000	$135,000

(D)	Represents the preliminary allocation of the purchase price for the CIM Portfolio acquisition for the 23 Properties Acquired Subsequent to March 31, 2022 and the two remaining Properties To Be Acquired, including transaction costs, as if the transaction was completed as of March 31, 2022. The acquisition is considered an asset acquisition in accordance with accounting principles generally accepted in the United States of America, and accordingly, the Company allocated the total purchase price to the assets acquired based on relative fair value. The following table details the typical useful lives of the assets acquired:

Useful Lives
Land	N/A
Buildings and improvements	40 years
Acquired intangible assets	9 to 15 years

(E)	Represents total cash paid upon the closings of the 23 Properties Acquired Subsequent to March 31, 2022.

(F)	Represents total cash to be paid upon the closing of the two Properties To Be Acquired.

(G)	Represents the application of a $40.0 million deposit, which was funded in December 2021, for the Properties To Be Acquired.

(H)	Represents mortgages assumed upon the closing of the 25 properties that had not yet been acquired as of March 31, 2022, recorded at estimated fair value. These mortgages have a weighted average rate of 3.91% for the 23 Properties Acquired Subsequent to March 31, 2022 and 3.88% for the two Properties To Be Acquired. These mortgages have maturities through 2024.

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(In thousands, except per share amounts)

		CIM Transaction and Financing
	March 31, 2022 RTL	Acquired Property Results Not Included in March 31, 2022 RTL	Properties To Be Acquired	Pro Forma Adjustments		Credit Facility Draw		Disposition of Sanofi Property	Pro Forma RTL
	(A)	(B)	(C)	(D)		(E)		(F)
Revenue from tenants	$94,943	$19,417	$6,096	$562	(H)	$—		$(228)	$120,790

Operating expenses:
Asset management fees to related party	7,826	—	—	—		—		—	7,826
Property operating expense	19,139	7,436	2,203	—		—		8	28,786
Impairment of real estate assets	5,942	—	—	—		—		—	5,942
Acquisition, transaction and other costs	279	—	—	—		—		—	279
Equity-based compensation	3,498	—	—	—		—		—	3,498
General and administrative	6,833	—	—	—		—		—	6,833
Depreciation and amortization	37,688	—	—	13,620	(I)	—		—	51,308
Total operating expenses	81,205	7,436	2,203	13,620		—		8	104,472
Operating income before gain on sale/exchange of real estate investments	13,738	11,981	3,893	(13,058)		—		(236)	16,318
Gain on sale of real estate investments	53,569	—	—	—		—		(53,569)	—
Operating income	67,307	11,981	3,893	(13,058)		—		(53,805)	16,318
Other (expense) income:
Interest expense	(23,740)	—	—	(3,410	)(J)	(1,755	)(J)	—	(28,905)
Other income	18	4	47	—		—		—	69
Gain on non-designated derivatives	2,250	—	—	(2,250	)(K)	—		—	—
Total other expenses, net	(21,472)	4	47	(5,660)		(1,755)		—	(28,836)
Net income	45,835	11,985	3,940	(18,718)		(1,755)		(53,805)	(12,517)
Net income attributable to non-controlling interests	(64)	—	—	—		—		—	(64)
Allocation for preferred stock	(5,837)	—	—	—		—		—	(5,837)
Net income attributable to common stockholders	$39,934	$11,985	$3,940	$(18,718)		$(1,755)		$(53,805)	$(18,418)

Weighted-average shares outstanding — Diluted (G)	130,048,111								130,048,111
Net income per share attributable to common stockholders — Basic and Diluted	$0.31								$(0.14)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2022:

(A)	Reflects the historical consolidated statement of operations of the Company for the three months ended March 31, 2022 as presented in the Company’s Quarterly Report on Form 10-Q (filed with the SEC on May 5, 2022), and only includes operating results from the respective property acquisition dates through March 31, 2022 for the 56 properties acquired in the first quarter of 2022.

(B)	Represents the historical operating results from January 1, 2022 through the respective property acquisition dates in the first quarter of 2022 for the 56 properties acquired during the first quarter of 2022 and the full-quarter historical operating results of the 23 properties acquired subsequent to March 31, 2022.

(C)	Represents the full-quarter historical operating results for three months ended March 31, 2022 for the Properties To Be Acquired as of March 31, 2022, which includes two properties.

(D)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2021. For purposes of these pro forma financial statements, the Company has assumed that the transaction will be accounted for as an asset acquisition. No assumptions were made for the potential exclusion of any properties or any future earnout amounts which may be due.

(E)	Assumes a draw on the Company's Credit Facility to partially fund the closings of the 23 properties acquired subsequent to March 31, 2022 and the two Properties To Be Acquired.

(F)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2021 for the purposes of this pro forma financial statement. The sale closed in the first quarter of 2022.

(G)	The pro forma weighted average common shares outstanding are calculated as if the issuance of the 6,450,107 shares that were issued to purchase the CIM Properties had occurred on January 1, 2021.

(H)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2021 for all 81 properties of the CIM Portfolio acquisition. For purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(In thousands)	Adjustment for Acquired Properties (1)	Adjustment for Properties To Be Acquired	Total
Straight-line rent and other adjustments	$424	$112	$536
Accretion of below market leases	858	—	858
Amortization of above market leases	(832)	—	(832)
Total	$450	$112	$562

(1)	Includes adjustments for the 56 properties prior to March 31, 2022 for the period prior to the Company's ownership and adjustments for the 23 Properties Acquired Subsequent to March 31, 2022 for a full quarter.

(I)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2021. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over the estimated useful life (generally 40 years for buildings and 15 years or less for improvements), beginning on the assumed acquisition date of January 1, 2021, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for all 81 properties of the CIM Acquisition:

(In thousands)	Adjustment for Acquired Properties (1)	Properties To Be Acquired	Total
Depreciation expense	$3,590	$1,010	$4,600
Amortization expense — In-place leases	7,940	1,080	9,020
Total	$11,530	$2,090	$13,620

(1)	Includes adjustments for the 56 properties prior to March 31, 2022 for the period prior to the Company's ownership and adjustments for the 23 Properties Acquired Subsequent to March 31, 2022 for a full quarter

(J)	Represents interest expense on debt assumed from the CIM Portfolio and the additional Credit Facility draws, as if all of these borrowings occurred on January 1, 2021, as follows:

	Principal	Rate	Fixed/Variable	Interest Expense
	(In thousands)			(In thousands)
Additional interest expense for assumed mortgage debt in March 2022 (1)	$19,526	4.46%	Fixed	$134
Assumed mortgage debt — Acquired Property Results Not Included in March 31, 2022 RTL (1)	170,613	3.91%	Fixed	1,668
Assumed mortgage debt — Properties To Be Acquired (2)	165,765	3.88%	Fixed	1,608
Total interest expense adjustments related to assumed mortgage debt				$3,410

Additional interest expense for actual borrowings under the Credit Facility through March 31, 2022 (3)	$378,000	2.01%	Variable	$1,076
Borrowings on the Credit Facility — Acquired Property Results Not Included in March 31, 2021 RTL (4)	100,000	2.01%	Variable	503
Borrowings on the Credit Facility — Properties To Be Acquired (4)	35,000	2.01%	Variable	176
Total interest expense adjustments related to draws on the Credit Facility				$1,755

(1)	Represents estimated fair value of debt assumed for $19.3 million and $171.5 million of principal mortgage debt, respectively.
(2)	Represents estimated principal amounts of debt to be assumed upon the closings of the Properties To Be Acquired.
(3)	Represents additional interest for the period from January 1, 2022 to the dates of the respective borrowings under the Credit Facility used to fund the acquisitions of the 56 properties completed during the three months ended March 31, 2022. Calculated using the weighted-average interest rate on the Credit Facility for the three months ended March 31, 2022.
(4)	Calculated using the weighted average interest rate on the Credit Facility for the three months ended March 31, 2022.

(K)	The purchase and sale agreement included the planned issuance of shares of the Company’s Class A common stock or Class A units in the Operating Partnership of up to $53.4 million in value. The number of shares issued (6,450,107) was based on the value of the shares that may have been issued divided by the per-share volume weighted average price of the Company’s Class A common stock measured over a five-day consecutive trading period immediately preceding (but not including) the date on which written notice is delivered, indicating the seller’s election to receive either shares or units, to the Operating Partnership (the price of which is to be limited by a 7.5% collar in either direction from the per share volume weighted-average price of the Company’s Class A common stock measured over a ten-day consecutive trading period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company concluded that this arrangement constituted an embedded derivative which requires separate accounting. The initial value of the embedded derivative was an asset upon the signing of the PSA of $1.7 million, and was a liability of $2.3 million as of December 31, 2021 in the Company’s balance sheet. Upon consummation, the stock portion of the transaction closed at values which were within the collar and accordingly, the liability for the derivative at closing should be reduced from $2.3 million to zero. The adjusted loss represents the original value of the embedded derivative (which is also part of purchase accounting). This is expected to be a non-recurring loss.

THE NECESSITY RETAIL REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share amounts)

CIM Transaction and Financing	Other Relevant Transactions
December 31, 2021 RTL	Acquired Property Results Not Included in December 31, 2021 RTL	Properties To Be Acquired	Pro Forma Adjustments	Credit Facility Draw	Issuance of 4.50% Senior Notes	Disposition of Sanofi Property	Pro Forma RTL
(A)	(B)	(B)	(C)	(D)	(E)	(F)
Revenue from tenants	$335,156	$128,878	$24,530	$(2,619	)(H)	$—	$—	$(17,195)	$468,750

Operating expenses:
Asset management fees to related party	32,804	—	—	—	—	—	—	32,804
Property operating expense	55,431	41,928	9,187	—	—	—	(104)	106,442
Impairment of real estate assets	33,261	—	—	—	—	—	—	33,261
Acquisition, transaction and other costs	4,378	—	—	—	—	—	—	4,378
Equity-based compensation	17,264	—	—	—	—	—	—	17,264
General and administrative	20,856	—	—	—	—	—	(4)	20,852
Depreciation and amortization	130,464	—	—	82,112	(I)	—	—	(9,432)	203,144
Total operating expenses	294,458	41,928	9,187	82,112	—	—	(9,540)	418,145
Operating income before gain on sale of real estate investments	40,698	86,950	15,343	(84,731)	—	—	(7,655)	50,605
Gain on sale of real estate investments	4,757	—	—	—	—	—	44,580	(K)	49,337
Operating income	45,455	86,950	15,343	(84,731)	—	—	36,925	99,942
Other (expense) income:
Interest expense	(81,784)	—	—	(13,974	)(J)	(13,903	)(J)	(9,804	)(J)	—	(119,465)
Other income	91	80	180	—	—	—	—	351
Loss on non-designated derivatives	(3,950)	—	—	2,250	(L)	—	—	—	(1,700)
Total other expenses, net	(85,643)	80	180	(11,724)	(13,903)	(9,804)	—	(120,814)
Net loss	(40,188)	87,030	15,523	(96,455)	(13,903)	(9,804)	36,925	(20,872)
Net loss attributable to non-controlling interests	9	—	—	—	—	—	—	9
Allocation for preferred stock	(23,262)	—	—	—	—	—	—	(23,262)
Net loss attributable to common stockholders	$(63,441)	$87,030	$15,523	$(96,455)	$(13,903)	$(9,804)	$36,925	$(44,125)

Weighted-average shares outstanding — Basic and Diluted (G)	115,404,635	115,404,635
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.56)	$(0.38)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2021:

(A)	Reflects the historical consolidated statement of operations of the Company for the year ended December 31, 2021 as presented in the Company’s Annual Report on Form 10-K (filed with the SEC on February 24, 2022), and does not include any properties acquired in the CIM Portfolio acquisition, which began closing acquisitions during the first quarter of 2022.

(B)	Represents the full-year historical operating results attributable to the 79 Acquired Properties in the CIM Portfolio acquisition which have closed and the two Properties To Be Acquired, respectively.

(C)	This column represents pro forma accounting impacts of the acquisition of the CIM Portfolio as if the transaction was completed on January 1, 2021. For purposes of these pro forma financial statements, the Company has assumed that the transaction will be accounted for as an asset acquisition. No assumptions were made for the potential exclusion of any properties or any future earnout amounts which may be due.

(D)	Assumes a draw on the Company's Credit Facility to partially fund the closings of the 81 properties of the CIM Portfolio on January 1, 2021.

(E)	Reflects the issuance of the Company's Senior Notes on October 7, 2021 as if this transaction had occurred on January 1, 2021.

(F)	This column reflects the removal of amounts related to the Company's Sanofi property, assumed to be sold on January 1, 2021 for the purposes of this pro forma financial statement. The sale closed in the first quarter of 2022.

(G)	The pro forma weighted average common shares outstanding are calculated as if the issuance of the 6,450,107 shares that were issued to purchase the CIM Properties had occurred on January 1, 2021.

(H)	Represents adjustments to estimated straight-line rent using the most recent data for lease terms, assuming an acquisition date of January 1, 2021 for all 81 properties of the CIM Portfolio acquisition. For purposes of this pro forma financial statement, no assumptions were made for potential lease renewals.

(In thousands)	Acquired Property Results Not Included in December 31, 2021 RTL	Properties To Be Acquired	Total
Straight-line rent and other adjustments	$(3,388)	$664	$(2,724)
Accretion of below market leases	3,431	—	3,431
Amortization of above market leases	(3,326)	—	(3,326)
Total	$(3,283)	$664	$(2,619)

(I)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming the CIM Portfolio was acquired on January 1, 2021. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s valuation of the estimated useful lives of the property and intangibles. The amounts allocated to buildings and improvements are depreciated over the estimated useful life (generally 40 years for buildings and 15 years or less for improvements), beginning on the assumed acquisition date of January 1, 2021, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases. The following table details the depreciation and amortization expense for both the Acquired Property Results Not Included in December 31, 2021 RTL and the Properties To Be Acquired for the year ended December 31, 2021:

(In thousands)	Acquired Property Results Not Included in December 31, 2021 RTL	Properties To Be Acquired	Total
Depreciation expense	$23,808	$4,041	$27,849
Amortization expense — In-place leases	49,944	4,319	54,263
Total	$73,752	$8,360	$82,112

(J)	Represents interest expense on debt assumed from the CIM Portfolio, the additional Credit Facility draw and the issuance of the Senior Notes, partially offset by the removal of interest expense from the Sanofi mortgage and credit facility paydown, as if all of these borrowings occurred on January 1, 2021, as follows:

	Principal	Rate	Fixed/Variable	Interest Expense
	(In thousands)			(In thousands)
Assumed mortgage debt — Acquired Property Results Not Included in December 31, 2021 RTL (1)	$190,139	3.97%	Fixed	$7,542
Assumed mortgage debt — Properties To Be Acquired (2)	165,765	3.88%	Fixed	6,432
Total interest expense adjustments related to assumed mortgage debt				$13,974

Borrowings on the Credit Facility — Acquired Property Results Not Included in December 31, 2021 RTL (3)	$478,000	2.71%	Variable	$12,954
Borrowings on the Credit Facility — Properties To Be Acquired (3)	35,000	2.71%	Variable	949
Total interest expense adjustments related to draws on the Credit Facility				$13,903

Issuance of the Senior Notes (4)	$500,000	4.50%	Fixed	$17,187
Removal of interest expense related to the Credit Facility repayment	186,242	2.71%	Variable	(5,047)
Removal of interest expense related to the Sanofi mortgage	125,000	3.27%	Fixed by swap	(3,350)
Amortization of deferred financing costs from Senior Notes (4)				1,014
Total interest expense adjustments related to issuance of Senior Notes				$9,804

(1)	Includes estimated fair value of debt assumed for $190.8 million of principal mortgage debt assumed with the closing of the Acquired Property Results Not Included in December 31, 2021 RTL.
(2)	Represents estimated principal amounts of debt to be assumed upon the closings of the Properties To Be Acquired.
(3)	Calculated using the weighted average interest rate on the Credit Facility for the year ended December 31, 2021.
(4)	Represents the incremental amount of interest adjustments to assume a January 1, 2021 issuance of the Senior Notes, which were issued on October 7, 2021.

(K)	Reflects the gain on the sale of the Sanofi property as if it occurred on January 1, 2021. This is a one-time, non-recurring transaction and therefore is only included in the consolidated pro forma statement of operations for the year ended December 31, 2021. Additional details are as follows:

(In thousands)
Net proceeds from sale of the Sanofi property — closed January 6, 2022	$254,518
Net carrying value of the Sanofi-property related assets and liabilities as of December 31, 2021	(200,506)
Pro forma gain on sale of Sanofi property if closed as of December 31, 2021	54,012
Less: Depreciation from January 1, 2021 to December 31, 2021	(9,432)
Pro forma gain on sale of Sanofi property if closed as of January 1, 2021	$44,580

(L)	The purchase and sale agreement included the planned issuance of shares of the Company’s Class A common stock or Class A units in the Operating Partnership of up to $53.4 million in value. The number of shares issued (6,450,107) was based on the value of the shares that may have been issued divided by the per-share volume weighted average price of the Company’s Class A common stock measured over a five-day consecutive trading period immediately preceding (but not including) the date on which written notice is delivered, indicating the seller’s election to receive either shares or units, to the Operating Partnership (the price of which is to be limited by a 7.5% collar in either direction from the per share volume weighted-average price of the Company’s Class A common stock measured over a ten-day consecutive trading period immediately preceding (but not including) the effective date of the PSA, which was $8.34 per share. The Company concluded that this arrangement constituted an embedded derivative which requires separate accounting. The initial value of the embedded derivative was an asset upon the signing of the PSA of $1.7 million, and was a liability of $2.3 million as of December 31, 2021 in the Company’s balance sheet. Upon consummation, the stock portion of the transaction closed at values which were within the collar and accordingly, the liability for the derivative at closing should be reduced from $2.3 million to zero. The adjusted loss represents the original value of the embedded derivative (which is also part of purchase accounting). This is expected to be a non-recurring loss.